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                                                                     EXHIBIT 5.1




                               September 28, 2000

Apollo Group, Inc.
4615 E. Elwood Street
Phoenix, Arizona 85040

        Re:    Apollo Group, Inc. 2000 Stock Incentive Plan
               Apollo Group, Inc. Amended and Restated 1994 Employee Stock Purchase Plan
               Apollo Group, Inc. Amended and Restated Director Stock Plan

Ladies and Gentlemen:

        We have acted as counsel to Apollo Group, Inc., an Arizona corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 relating to the registration of: (i) 5,000,000 shares of its Class A Common Stock, no par value, and 9,000,000 shares of its University of Phoenix Online Common Stock, no par value, issuable pursuant to the Apollo Group, Inc. 2000 Stock Incentive Plan;
(ii) 2,000,000 shares of its University of Phoenix Online Common Stock, no par value, issuable pursuant to the Apollo Group, Inc. Amended and Restated Employee Stock Purchase Plan; and (3) an additional 250,000 shares of its Class A Common Stock, no par value, and 100,000 shares of its University of Phoenix Online Common Stock, no par value, issuable pursuant to the Apollo Group, Inc. Amended and Restated Director Stock Plan (all of the shares collectively, are referred to herein as the "Shares"). The Apollo Group, Inc. 2000 Stock Incentive Plan, the Apollo Group, Inc. Amended and Restated Employee Stock Purchase Plan and the Apollo Group, Inc. Amended and Restated Director Stock Plan are collectively referred to herein as the "Plans." The Registration Statement also relates to Form S-8 Registration Statement Nos. 33-87638, and 33-88482.

        In that connection, we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Amended and Restated Articles of Incorporation and the Bylaws of the Company.

        Based upon the foregoing, we are of the opinion that:

        1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Arizona.

        2. The Shares, when issued and sold in accordance with the terms of the Plans, will be validly issued, fully paid, and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            SNELL & WILMER L.L.P.

                                            /s/ SNELL & WILMER L.L.P.